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                                                                     EXHIBIT 5.1


          [LETTERHEAD OF STRADLEY RONON STEVENS & YOUNG APPEARS HERE]




                                August 21, 1995



Technitrol, Inc.
1210 Northbrook Drive, Suite 385
Trevose, Pennsylvania 19053


                    Re:  REGISTRATION STATEMENT ON FORM S-4
                         ----------------------------------

Ladies and Gentlemen:

               We have acted as counsel to Technitrol, Inc. (the "Company") in the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, up to 1,809,077 shares of the Company's Common Stock, par value $.125 per share (the "Common Stock"). Each capitalized term used but not defined in this opinion letter has the meaning ascribed to it in the Registration Statement.

               For the purpose of rendering the opinions contained herein, we have examined such matters of law as we deem necessary or appropriate and have examined and relied (without independent investigation) on only the following documents, records and certificates:

               (1) a subsistence certificate with respect to the Company issued by the Secretary of State of the Commonwealth of Pennsylvania on August 10, 1995;

               (2) the Articles of Incorporation, as amended, of the Company, certified by the Secretary of the Company;

               (3) the By-laws of the Company, certified by the Secretary of the Company;

               (4) certain minutes of proceedings of the Company's Board of Directors, certified by the Secretary of the Company, relating to the offer and sale
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Technitrol, Inc.
August 21, 1995
Page 2


                    by the Company of the Common Stock offered pursuant to the Prospectus; and

               (5)  the Registration Statement.

               In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

               The laws covered by the opinions expressed herein are limited to the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.

               This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

               Based upon the foregoing, it is our opinion that, upon completion of the merger proceedings being taken or contemplated by us as your counsel prior to the issuance of the Common Stock, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Common Stock, when issued in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

               We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) the use of our name wherever appearing in the Registration Statement, including the Prospectus/Joint Proxy Statement constituting a part thereof, and any amendment thereto.

                                    Very Truly Yours,

                                    STRADLEY, RONON, STEVENS & YOUNG


                                    By:  /s/ James M. Papada, III
                                         ______________________________
                                           James M. Papada, III, Esq.
                                           a Partner